Exhibit 23.1

Securities and Exchange Commission

Washington, D.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 (File No. 333-137270) of ICOP Digital, Inc. of our report dated March 15, 2007, appearing in the Annual Report on Form 10-KSB of ICOP Digital, Inc., for the period ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Post-Effective Amendment.

Cordovano and Honeck, LLP
Englewood, Colorado
October 19, 2007